EXHIBIT 10.1

Amended Bridge Loan Agreement

  THIS AMENDED BRIDGE LOAN AGREEMENT is dated as of November 10, 2014, by and between New Energy Technologies, Inc., a corporation organized under the laws of the State of Nevada (“Borrower”), and Kalen Capital Corporation, a corporation organized under the laws of the Province of Alberta, Canada (“Creditor”).

W I T N E S S E T H:

  WHEREAS, Borrower and Creditor have entered into Bridge Loan Agreement dated as of October 7, 2013 (the “Original Agreement”), pursuant to which Creditor agreed to make a loan to Borrower in the principal amount of THREE MILLION DOLLARS (US$3,000,000) (the “Loan Amount”);

  WHEREAS, the Loan came due and payable pursuant to the Original Agreement on October 6, 2014 (the “Original Maturity Date”); and

  WHEREAS, Borrower desires to extend, and the Creditor has agreed to extend, the maturity date of the Loan, from the Original Maturity Date to December 31, 2015 (the “Amended Maturity Date”), all on the terms and conditions set forth herein;

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01.  Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, all capitalized but undefined terms used herein shall have the meaning set forth in the Original Agreement.

1.02.  Construction of Agreement. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and vice versa. References in this Agreement to “judgments” of Creditor include good faith estimates by Creditor (in the case of quantitative judgments) and good faith beliefs by Creditor (in the case of qualitative judgments). The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

ARTICLE II

EXTENSION OF MATURITY DATE

2.01.  Agreement to Extend Maturity Date. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Creditor agrees to extend the maturity date of the Loan Amount and all accrued but unpaid interest from the Original Maturity Date of October 6, 2014 to the Amended Maturity Date of December 31, 2015.

2.02.  Amendment to Original Note. Contemporaneously with the signing of this Agreement, Borrower shall provide to Creditor with an executed Amendment to Convertible Promissory Note (the “Amended Note”), substantially in the form of Exhibit A attached hereto, evidencing the extension of the maturity date and conversion features set forth in Section 5.03 hereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

  Borrower represents and warrants to Creditor that:

3.01.  Authority and Authorization. Borrower has the power and authority to execute and deliver this Agreement, to extend the maturity date of the Loan as provided for herein, to execute and deliver the Amended Note in evidence of such extension, to execute and deliver the other Loan Documents to which Borrower is a party and to perform its obligations hereunder and under the Amended Note and the other Loan Documents, and all such action has been duly and validly authorized.

3.02.  Execution and Binding Effect. This Agreement, the Amended Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

3.03.  Authorizations and Filings. To the extent any authorization, consent, approval, license, exemption or other action by, and registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Amended Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof, Borrower shall be solely responsible for the filing and payment thereof.

3.04.  Absence of Conflicts. Neither the execution and delivery of this Agreement, the Amended Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which either of them or any of their properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Borrower.

3.05.  Financial Condition. Borrower has not applied for or consented to the appointment of a receiver, trustee or liquidator of itself or any of its property, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by Borrower for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, sequestrator, trustee or liquidator of it or any of its property.

3.06.  Defaults. No Event of Default and no Potential Default has occurred and is continuing or exists. For purposes of this Agreement Creditor has agreed to waive any Event of Default of the Loan from the Original Maturity Date through the date of this Agreement resulting from Borrower’s failure to repay the Loan on the Original Maturity Date.

3.07.  Litigation. There is no pending or (to Borrower’s knowledge) threatened proceeding by or before any Official Body against or affecting Borrower which if adversely decided would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents.

3.08.  Power to Carry On Business. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

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ARTICLE IV

CONDITIONS OF EXTENDING THE LOAN

  The obligation of Creditor to extend the maturity date of the Loan is subject to the satisfaction of the following conditions:

4.01.  Representations and Warranties. The representations and warranties contained in Article III hereof and in the other Loan Documents shall be true on and as of the date hereof. No Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur and exist after the date hereof. For purposes of this Agreement Creditor has agreed to waive any Event of Default of the Loan from the Original Maturity Date through the date of this Agreement arising from Borrower’s failure to repay the Loan on the Original Maturity Date.

4.02.  Warrants. Contemporaneously with the signing of this Agreement, Borrower shall issue to Creditor such documentation as required to evidence the issuance of a Series J Stock Purchase Warrant (the “Series J Warrant”) to purchase up to 3,110,378 shares of Borrower’s common stock and a Series K Stock Purchase Warrant (the “Series K Warrant”) to purchase up to 3,110,378 shares of Borrower’s common stock, substantially in the form of Exhibit B hereto. The exercise price of the Series J Warrant shall be $1.12 per share; the exercise price of the Series K Warrant shall be $1.20 per share and shall be exercisable for a period of five (5) years from the date of issuance. Each of the Series J Warrant and Series K Warrant shall have a provision allowing the holder to exercise the respective warrant on a cashless basis.

4.03.  RESERVED

4.04.  Miscellaneous. Borrower shall have furnished to Creditor such other instruments, documents and opinions as Creditor shall reasonably require to evidence and secure the Loan and to comply with this Agreement, the Amended Note and the requirements of regulatory authorities to which Borrower is subject.

4.05.  Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Creditor and Creditor shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Creditor, as Creditor may from time to time request.

ARTICLE V

AFFIRMATIVE COVENANTS

  Borrower covenants to Creditor as follows:

5.01.  Notices. Promptly upon becoming aware thereof, Borrower shall give Creditor notice of:

  (a) any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrower to remedy the same; or

  (b) the commencement, existence or threat of any proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on its ability to perform its obligations under the Loan Documents.

5.02.  Books and Records. Borrower shall maintain and keep proper records and books of account in which full, true and correct entries shall be made of all its dealings and business affairs.

5.03.  Conversion to Units of Borrower’s Equity Securities. Creditor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest thereon into Units of Borrower equity securities (collectively, the “Units”), each Unit consisting of: (a) one (1) share of common stock, par value $0.001 and (b) one (1) Series L Stock Purchase Warrant (the “Series L Warrant”), exercisable for one (1) share of common stock, substantially in the form of Exhibit C hereto. The conversion price of each Unit will be the lesser of: (1) $1.37; or (2) a price equal to seventy percent (70%) of the 20 day average closing price of Borrower’s common stock as quoted on the OTC Markets Group Inc. QB tier, or such other national exchange or inter-dealer quotation system as the Borrower’s shares may then be quoted on, as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of the Series L Warrant shall be at a per share price equal to sixty percent (60%) of the 20 day average closing price of Borrower’s common stock as quoted on the OTC Markets Group Inc. QB tier, or such other national exchange or inter-dealer quotation system as the Borrower’s shares may then be quoted on, as of the last trading date prior to the date of exercise of the Series L Warrant. All share prices will be rounded to the nearest cent.

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5.04.  Right to Participate in Future Financings. Creditor shall have the right, but not the obligation, so long as any part of the principal of the Loan (or any accrued and unpaid interest thereon) remains outstanding to participate, on the same terms and conditions as other investors, in any equity or debt financings effected by Borrower; and, in any such financing in which the Creditor may elect, in its sole discretion, to participate the Creditor may, at its option, apply the then outstanding principal balance of the Loan (and accrued and unpaid interest thereon) towards the purchase price of the securities acquired by it in any such financing.

5.05.  Registration Rights. Borrower shall register the Series J Warrant and Series K Warrant as part of the Initial Registration Statement and Borrower hereby agrees that the Series J Warrant and Series K Warrant shall be included as “Initial Registrable Securities.” Borrower further agrees that the Series L Warrant shall be included as “Additional Registrable Securities” and, notwithstanding anything in the RR Agreement to the contrary, the Series J Warrant, the Series K Warrant and the Series L Warrant shall, collectively, be included as “Registrable Securities.” Capitalized but undefined terms used in this Section 5.05 shall have the meaning set forth in the Registration Rights Agreement dated October 7, 2013, between Borrower and Creditor (the “RR Agreement”).

5.06.  Other Obligations. Borrower shall maintain all obligations of Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

ARTICLE VI

DEFAULTS

6.01.  Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law) described below which continues and persists for thirty (30) days beyond the required date of notice of such Event of Default specified in Section 5.01:

i.	Failure to pay any required principal repayment on the Loan when due or failure to pay any cash interest (if applicable) on the Loan within then (10) days of the date upon which such interest is due.

ii.

Failure to pay, or any default in the payment of, any principal of or any interest on any debt for money borrowed (other than the Loan, which is covered by (i) above) of Borrower, which remains uncured for a period of thirty (30)days.

iii.	Any material breach of representations and warranties made by Borrower, which remains uncured for a period of 30 days after notice by Creditor;

iv.	Bankruptcy or insolvency of Borrower.

v.

Any final judgment, writ or warrant of attachment in an amount greater than $100,000 filed against Borrower or its assets which remains unbonded, uninsured or unstayed for one hundred twenty (120) days.

vi.	Failure to deliver the shares of the Company’s common stock within five (5) days of the delivery of a Notice of Conversion.

6.02.  Consequences of an Event of Default. If an Event of Default specified in Section 6.01 shall occur and continue after the expiration of applicable notice and grace periods, if any, set forth therein, Creditor may, by notice to Borrower, declare the unpaid principal amount of the Amended Note and all other amounts owing by Borrower hereunder or under the Amended Note or the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

6.03  Waiver of Event of Default. Creditor hereby waives any Event of Default of the Loan from the Original Maturity Date through the date of this Agreement resulting from Borrower’s failure to repay the Loan on the Original Maturity Date; such waiver shall not be construed as a waiver of any future Event of Default or Potential Default.

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ARTICLE VII

MISCELLANEOUS

7.01.  Further Assurances. From time to time upon the request of Creditor, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Creditor may reasonably deem necessary or desirable to confirm this Agreement and the Note, to carry out the purpose and intent hereof and thereof or to enable Creditor to enforce any of its rights hereunder or thereunder.

7.02.  Amendments and Waivers. Creditor and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Original Note, the Amended Note or any other Loan Document or changing the rights of Creditor or of Borrower hereunder or thereunder, and Creditor may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

7.03.  No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Creditor in exercising any right, power or privilege under any of the Loan Documents shall affect any other exercise thereof or exercise of any other right, power or privilege. The rights and remedies of Creditor under this Agreement are cumulative and not exclusive of any rights or remedies which Creditor would otherwise have under the other Loan Documents, at law or in equity.

7.04.  Notices. Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice, effective day of transmission):

  If to the Borrower, at:

  New Energy Technologies, Inc.

  10632 Little Patuxent Parkway

  Suite 406

  Columbia, Maryland 21044

  Attention: President & CEO

  If to Creditor, at:

  Kalen Capital Corporation

  The Kalen Capital Building

  688 West Hastings St.

  7th Floor

  Vancouver, BC V6B 1P1

  Canada

  Attention: President

  or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others. No change in any of such addresses shall be effective insofar as notices under this Section 7.04 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 7.04. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or required by federal law to be closed in New York, New York.

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7.05.  No Third Party Rights. Except as contemplated by Section 7.08 hereof, nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

7.06.  Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.07.  Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, and vice versa, as the context may require.

7.08.  Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Creditor, Borrower and their respective heirs, successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Creditor. Except to the extent otherwise required by the context of this Agreement, the term “Creditor” where used in this Agreement shall mean and include any holder of the Amended Note originally issued to Creditor hereunder, and the holder of such Amended Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

7.09  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

7.10.  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 7.04.

[SIGNATURE PAGE FOLLOWS]

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  IN WITNESS WHEREOF, the parties have entered into this Amended Bridge Loan Agreement as of the date first written above.

New Energy Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

Kalen Capital Corporation

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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